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                                                                     Exhibit 5.1


                                   ATTORNEYS AT LAW            Broomfield, CO
                                                               720 566-4000

                                   Five Palo Alto Square       Reston, VA
                                   3000 El Camino Real         703 456-8000
                                   Palo Alto, CA
                                   94306-2155                  San Diego, CA
                                   Main   650 843-5000         858 550-6000
                                   Fax    650 849-7400
                                                               San Francisco, CA
                                   www.cooley.com              415 693-2000


May 20, 2004


Blue Nile, Inc.
705 Fifth Avenue S, Suite 900
Seattle, Washington  98104

RE:   S-8 REGISTRATION STATEMENT 5.1 OPINION

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Blue Nile, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 5,461,328 shares of the Company's Common Stock, $0.001 par value, (the "Shares") pursuant to its 2004 Equity Incentive Plan, 2004 Non-Employee Directors' Stock Option Plan, 2004 Employee Stock Purchase Plan and 1999 Equity Incentive Plan (collectively the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:     /s/ John M. Geschke
     -------------------------
            John M. Geschke